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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-93668, 333-91556, 333-125995, and 333-160006) pertaining to the 1993 Directors' Stock Option Plan of Incyte Corporation, (Form S-8 Nos. 333-47178, 333-63069, 333-67598, 333-83291, 333-91542, 333-143753, 333-151716, and 333-160005) pertaining to the 1991 Stock Plan of Incyte Corporation, (Form S-8 Nos. 333-108013, 333-134472, 333-151715, 333-160007, 333-167528 and 333-174919) pertaining to the 1997 Employee Stock Purchase Plan of Incyte Corporation, (Form S-8 Nos. 333-167526 and 333-174918) pertaining to the 2010 Stock Incentive Plan of Incyte Corporation and (Form S-3 No. 333-157751 and Form S-3 MEF No. 333-162056) pertaining to registration of its Debt Securities, Preferred Stock, Common Stock, Depositary Shares and Warrants, as applicable, of our reports dated February 22, 2012, with respect to the consolidated financial statements of Incyte Corporation and the effectiveness of internal control over financial reporting of Incyte Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
February 22, 2012

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  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm